Exhibit 10.9

AMENDED AND SUBSTITUTE LINE OF CREDIT NOTE

$12,000,000	December 30, 2011

FOR VALUE RECEIVED, the undersigned, GRANITE CITY FOOD & BREWERY LTD., a Minnesota corporation (the “Borrower”), hereby promises to pay to FIFTH THIRD BANK (the “Lender”) at the principal office of Fifth Third Bank, an Ohio banking corporation, as Administrative Agent, in Cincinnati, Ohio, in immediately available funds, the principal sum of Twelve Million and No/100 Dollars ($12,000,000.00) or, if less, the aggregate unpaid principal amount of all Line of Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in installments in the amounts called for by Section 2.7(b) of the Credit Agreement, together with interest on the principal amount of each Line of Credit Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Amended and Substitute Line of Credit Note (this “Note”) is one of the Notes referred to in the Credit Agreement dated as of May 10, 2011 among the Borrower, Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and the Lenders party thereto (as extended, renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

This Note amends, supersedes, replaces and is issued as a substitute for, but does not in any way evidence repayment of or constitute a novation with respect to, that certain Amended and Substitute Line of Credit Note dated December 16, 2011, made payable by the Borrower to the Lender in the original principal amount of up to $7,000,000 (the “Existing Note”).  All of the Obligations evidenced by the Existing Note shall hereafter be evidenced by this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered on the date first set forth above by the duly authorized representative of the Borrower.

GRANITE CITY FOOD & BREWERY LTD., a Minnesota corporation

By:	/s/ James G. Gilbertson
Name:	James G. Gilbertson
Title:	Chief Financial Officer

Amended and Substitute Line of Credit Note